Exhibit 99.2

Promissory Note

For value received, Organic Alliance, Inc. promises to pay to the order of Michael Rosenthal the sum of one hundred thousand dollars ($100,000) with an annual interest rate of 5% per the terms below.  In addition Organic Alliance Inc. will issue 750,000 restricted shares to Michael Rosenthal.

This note shall be paid on or before March 31, 2010.  This note shall be prepaid without penalty.  All payments shall be first applied to earned interest and the balance to principal.

Parties to the note waived presentment, demand, and protest, and all notices thereto.  In the event of default, the undersigned company agrees to pay all costs of collection and reasonable attorney's fees to the extent of the law.

Michael Rosenthal:  /s/ Michael Rosenthal
Signature

Print name: _____________________________________________	Date: 10/16/09

Organic Alliance Inc.

Parker Booth, CEO /s/ Parker Booth	10/16/09